                                                                   EXHIBIT 4.01

                                   INTUIT INC.
                               STOCK OPTION GRANT

Optionee:                           ________________________________
Address:                            ________________________________
                                    ________________________________
Social Security Number:             ________________________________
Total Shares Subject to Option:     [IF THIS GRANT REPLACES AN OPTION GRANTED
                                    UNDER THE 1993 EQUITY INCENTIVE PLAN WHICH
                                    HAS ALREADY BEEN PARTIALLY EXERCISED, INSERT
                                    THE NUMBER OF REMAINING UNEXERCISED SHARES
                                    ON THIS LINE.]
Exercise Price Per Share:           ________________________________
Date of Grant:                      ________________________________
Expiration Date:                    ________________________________

         1. Grant of Option. Intuit Inc., a Delaware corporation (the "Company"), has granted to Optionee an option (this "Option") to purchase the total number of shares of Common Stock, $0.01 par value, of the Company set forth above in Total Shares Subject to Option (the "Shares") at the Exercise Price Per Share set forth above (the "Exercise Price"), subject to all of the terms and conditions of this Stock Option Grant (this "Grant"). This Option is a nonqualified stock option and is not intended to qualify under Section 422 of the Internal Revenue Code of 1986 (the "Code"). Capitalized terms are defined textually or in Section 17 of this Grant.



         [CATEGORY #1: REPLACEMENT OF 1993 EQUITY INCENTIVE PLAN STOCK OPTION THAT WAS 100% VESTED AND EXERCISABLE AS OF JANUARY 22, 1997. (1993 PLAN OPTIONS THAT WERE NEVER EXERCISED AND 1993 PLAN OPTIONS THAT WERE PARTIALLY EXERCISED PRIOR TO JANUARY 22, 1997 MAY FALL INTO THIS CATEGORY.) NO REPRICED OPTION MAY BE IN THIS CATEGORY.]

         2. Exercise Period of Option. This Option is fully vested and may be exercised in full as of the Date of Grant.

Intuit Inc.
Stock Option Grant
Page 2



         [CATEGORY #2: REPLACEMENT OF 1993 PLAN STOCK OPTION THAT HAS NOT YET VESTED OR HAS NOT YET FULLY VESTED AND THAT HAS NOT YET BEEN EXERCISED. NO REPRICED OPTION MAY BE IN THIS CATEGORY.]

         2. Exercise Period of Option. This Option shall be exercisable as it vests. So long as Optionee continually provides services to the Company or any Subsidiary, Parent or Affiliate of the Company through the specified period, this Option shall vest as to portions of the Shares as follows: [ALTERNATIVE #1 -- 4 YEAR VESTING SCHEDULE - 1 YEAR CLIFF THEN MONTHLY VESTING: This Option shall be vested as to twenty-five percent (25%) of the Shares on ____________ and thereafter this Option shall vest as to 2.0833 percent of the Shares per month until this Option is exercisable with respect to one hundred percent (100%) of the Shares.] [ALTERNATIVE #2 -- 2 YEAR VESTING SCHEDULE - 50% PER
YEAR: This Option shall be vested as to fifty percent (50%) of the Shares on __________________ (the "First Vesting Date") and thereafter on the first anniversary of the First Vesting Date, this Option shall vest as to the remaining fifty percent (50%) of the Shares.]

                  Notwithstanding the foregoing, in the event of a sale of Intuit Services Corporation to another entity (the "Acquiror"), this Option shall continue to vest until the earlier of (i) the date the Optionee terminates employment with Acquiror and (ii) the first anniversary of the sale of Intuit Services Corporation to the Acquiror.

                  This Option will stop vesting on the date of Optionee's Termination and may only be exercised thereafter in accordance with Section 4 below.

         [CATEGORY #3: REPLACEMENT OF REPRICED 1993 PLAN STOCK OPTION THAT HAS NOT YET FULLY VESTED, BUT WHICH HAS BEEN PARTIALLY EXERCISED.]

         2. Exercise Period of Option. This Option may not be exercised until September 17, 1997 at which time the Optionee may exercise this Option to the extent that it has vested in accordance with the vesting schedule set forth in
Section 2.1 below. Notwithstanding the foregoing, if one of the following events occurs prior to September 17, 1997, this Option may be exercised on the date of such event to the extent that it has vested in accordance with the vesting schedule set forth in Section 2.1 below: (i) the Optionee's employment with the Acquiror terminates due to a reduction in force; (ii) the Optionee's employment is transferred to Intuit prior to or after the acquisition of Intuit Services Corporation and thereafter the Optionee is terminated by Intuit due to a reduction in force; (iii) the Optionee dies or becomes Disabled; or (iv) one of the corporate transactions described in Section 13.1 of this Grant occurs.

                  2.1 Vesting Schedule. So long as Optionee continually provides services to the Company or any Subsidiary, Parent or Affiliate of the Company through the specified period, this Option shall vest as to portions of the Shares as follows: [ALTERNATIVE #1 -- 4 YEAR VESTING SCHEDULE - 1 YEAR CLIFF THEN MONTHLY VESTING: This Option shall be vested as to twenty-five percent (25%) of the Shares on __________________ and thereafter this Option shall vest as to 2.0833 percent of the Shares per month until this Option is exercisable with respect to one hundred percent (100%) of the Shares.] [ALTERNATIVE #2 -- 2 YEAR VESTING SCHEDULE - 50% PER

Intuit Inc.
Stock Option Grant
Page 3

YEAR: This Option shall be vested as to fifty percent (50%) of the Shares on __________________ (the "First Vesting Date") and thereafter on the first anniversary of the First Vesting Date, this Option shall vest as to the remaining fifty percent (50%) of the Shares.]

                  Notwithstanding the foregoing, in the event of a sale of Intuit Services Corporation to another entity (the "Acquiror"), this Option shall continue to vest until the earlier of (i) the date the Optionee terminates employment with Acquiror and (ii) the first anniversary of the sale of Intuit Services Corporation to the Acquiror.

                  This Option will stop vesting on the date of Optionee's Termination and may only be exercised thereafter in accordance with Section 4 below.

         [CATEGORY #4: REPLACEMENT OF 1993 PLAN STOCK OPTION THAT HAS NOT YET FULLY VESTED, BUT WHICH HAS BEEN PARTIALLY EXERCISED. NO REPRICED OPTION MAY BE IN THIS CATEGORY.]

         2. Exercise Period of Option. This Option shall be exercisable as it vests. This Option is vested as to [NUMBER OF VESTED SHARES ON THE DATE OF GRANT] Shares as of the Date of Grant. So long as Optionee continually provides services to the Company or any Subsidiary, Parent or Affiliate of the Company through the specified period, the remaining [NUMBER OF UNVESTED SHARES ON THE DATE OF GRANT] Shares shall vest as to [PERCENT OF THE TOTAL SHARES SUBJECT TO OPTION THAT VEST ON EACH MONTHLY VEST DATE] of the Total Shares Subject to Option on the [DAY OF THE MONTH ON WHICH THE OPTION VESTS EACH MONTH] day of each month following the Date of Grant until this Option is exercisable with respect to one hundred percent (100%) of the Shares.

                  Notwithstanding the foregoing, in the event of a sale of Intuit Services Corporation to another entity (the "Acquiror"), this Option shall continue to vest until the earlier of (i) the date the Optionee terminates employment with Acquiror and (ii) the first anniversary of the sale of Intuit Services Corporation to the Acquiror.

                  This Option will stop vesting on the date of Optionee's Termination and may only be exercised thereafter in accordance with Section 4 below.

         [CATEGORY #5: NON-PLAN OPTION GRANTED BY COMPENSATION COMMITTEE ON JANUARY 20, 1997.]

         2. Exercise Period of Option. This Option shall be exercisable as it vests. So long as Optionee continually provides services to the Company or any Subsidiary, Parent or Affiliate of the Company through the specified period, this Option shall vest as to portions of the Shares as follows: This Option shall be vested as to twenty-five percent (25%) of the Shares on __________________ and thereafter this Option shall vest as to 2.0833 percent of the Shares per month until this Option is exercisable with respect to one hundred percent (100%) of the Shares.

Intuit Inc.
Stock Option Grant
Page 4

                  Notwithstanding the foregoing, in the event of a sale of Intuit Services Corporation to another entity (the "Acquiror"), this Option shall continue to vest until the earlier of (i) the date the Optionee terminates employment with Acquiror and (ii) the first anniversary of the sale of Intuit Services Corporation to the Acquiror.

                  This Option will stop vesting on the date of Optionee's Termination and may only be exercised thereafter in accordance with Section 4 below.

         3. Compliance with Laws and Regulations. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws as they are in effect on the date of exercise and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed on the date of exercise. The issuance and transfer of the Shares issuable upon exercise of this Option shall be subject to compliance by the Company and the Optionee with all applicable federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of the issuance or transfer. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission (the "SEC"), any state securities commission or any stock exchange or national market system to effect such compliance and the Company shall have no liability for any inability or failure to do so. This Option may not be exercised as to fewer than 100 shares unless it is exercised as to all shares as to which this Option is then exercisable.

         4. Termination. This Option shall expire and may not be exercised on or after the Expiration Date. If Optionee is Terminated prior to the Expiration Date, this Option may be exercised only as set forth below in Sections 4.1 or 4.2.

                  4.1 Termination for Any Reason Except Death or Disability. If Optionee is Terminated for any reason except death or Disability, this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the date of Termination, may be exercised by Optionee no later than ninety (90) days after the date of Termination, but in any event no later than the Expiration Date.

                  4.2 Termination Because of Death or Disability. If Optionee is Terminated because of death or Disability of Optionee, this Option, to the extent that it is exercisable by Optionee on the date of Termination, may be exercised by Optionee (or Optionee's legal representative) no later than twelve
(12) months after the date of Termination, but in any event no later than the Expiration Date.

         5. No Right to Employment. Nothing in this Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or the Acquiror or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company or the Acquiror to terminate Optionee's employment or other relationship at any time, with or without cause.

Intuit Inc.
Stock Option Grant
Page 5

         6.       Manner of Exercise.

                  6.1 Stock Option Exercise Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the "Exercise Agreement"), which shall set forth, among other things, Optionee's election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

                  6.2 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

                      (a) provided that a public market for the Company's stock exists, (1) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company, or (2) through a "margin" commitment from Optionee and an NASD Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

                      (b)      by any combination of the foregoing.

                  6.3 Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Optionee must pay or make adequate provision for any applicable federal or state withholding obligations of the Company. If the Committee permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

                  6.4 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee, Optionee's legal representative or Optionee's assignee and shall cause to be delivered certificates representing the Shares with the appropriate legends affixed thereto.

Intuit Inc.
Stock Option Grant
Page 6

         7. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

         8. Tax Consequences. Set forth below is a brief summary as of the Date of Grant of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  8.1 Exercise of Nonqualified Stock Option. There may be a regular federal income tax liability upon the exercise of this Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the exercise price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                  8.2 Disposition of Shares. If Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of this Option, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

         9. Privileges of Stock Ownership. Optionee shall not have any of the rights of a stockholder with respect to any Shares subject to this Option until the Optionee exercises this Option and pays the Exercise Price. After Shares are issued to the Optionee, the Optionee shall be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares.

         10. Interpretation. Any dispute regarding the interpretation of this Grant shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

         11. Modification, Extension and Renewal. The Committee shall have the power to modify, extend or renew this Option and to authorize the grant of a new option in substitution therefor, provided that any such action may not, without the written consent of the Optionee, impair any rights under this Option. The Committee may reduce the Exercise Price of this Option without the consent of the Optionee affected by a written notice to the Optionee; provided, however, that the Exercise Price may not be reduced below the par value of the Shares.

         12. Adjustment of Option Shares. In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, recapitalization, subdivision, combination, reclassification or similar change in the capital

Intuit Inc.
Stock Option Grant
Page 7

structure of the Company without consideration, the number of Shares subject to this Option and the Exercise Price shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share shall not be issued but shall either be paid in cash at Fair Market Value or shall be rounded down to the nearest Share, as determined by the Committee; and provided further that the Exercise Price of this Option may not be decreased to below the par value of the Shares.

         13.      Corporate Transactions.

                  13.1 Assumption or Replacement of Options by Successor. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and this Option is assumed or replaced by the successor corporation, which assumption shall be binding on this Optionee), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), this Option may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on the Optionee. In the alternative, the successor corporation may substitute an equivalent option or provide substantially similar consideration to Optionee as was provided to stockholders (after taking into account the existing provisions of this Option). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Optionee, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee. In the event such successor corporation, if any, refuses to assume or substitute this Option, as provided above, pursuant to a transaction described in this Section 13.1, this Option shall expire on such transaction at such time and on such conditions as the Board shall determine.

                  13.2 Other Treatment of Options. Subject to any greater rights granted to the Optionee under the foregoing provisions of this Section 13, in the event of the occurrence of any transaction described in Section 13.1, this Option shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

         14. Entire Agreement. This Grant and the Exercise Agreement constitute the entire agreement of the parties hereto and supersede all prior undertaking and agreements with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law.

         15. Notices. Any notice required to be given or delivered to the Company under the terms of this Grant shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall

Intuit Inc.
Stock Option Grant
Page 8

be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

         16. Successors and Assigns. The Company may assign any of its rights under this Grant. This Grant shall be binding and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Grant shall be binding upon Optionee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

         17. Certain Definitions. As used in this Grant, the following terms shall have the following meanings:

                  (a) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Committee" means the committee appointed by the Board to administer this Option, or if no committee is appointed, the Board.

                  (d) "Disability" or "Disabled" means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

                  (e) "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                           (i) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                           (ii) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

Intuit Inc.
Stock Option Grant
Page 9

                           (iii) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

                           (iv) if none of the foregoing is applicable, by the Board in good faith.

                  (f) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (g) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  (h) "Termination" or Terminated" means, for purposes of the Grant with respect to Optionee, that the Optionee has ceased to provide services as an employee, director, consultant, independent contractor or advisor, to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than ninety
(90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee shall have sole discretion to determine whether the Optionee has ceased to provide services and the effective date on which the Optionee ceased to provide services. Notwithstanding the foregoing, in the event of a sale of Intuit Services Corporation to another entity (the "Acquiror"), the Optionee shall not be deemed to have Terminated until the earlier of (i) the date the Optionee terminates employment with the Acquiror and
(ii) the first anniversary of the acquisition of Intuit Services Corporation by the Acquiror.

         18. Acceptance. Optionee hereby acknowledges receipt of a copy of this Grant. Optionee has read and understands the terms and provisions hereof, and accepts this Option subject to all the terms and conditions of this Grant. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.

Intuit Inc.
Stock Option Grant
Page 10




         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Grant in duplicate as of the Date of Grant.


                                    INTUIT INC.

                                    By:_________________________________

                                    Name:_______________________________

                                    Title:______________________________


                                    OPTIONEE


                                    ____________________________________
                                    (Signature)